Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31015, No. 333-79881 and No. 333-91244) of BJ’s Wholesale Club, Inc. of our report dated March 3, 2003 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 18, 2003